SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1
                                     TO
                                  FORM S-8


                          REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933




                            KIEWIT MATERIALS COMPANY
            (Exact name of registrant as specified in its charter)


              Delaware                                47-0819021
(State of incorporation or organization) (I.R.S. Employer Identification No.)


       Kiewit Plaza, Omaha, Nebraska                     68131
(Address of principal executive offices)               (Zip Code)






                            KIEWIT MATERIALS COMPANY
                            EMPLOYEE OWNERSHIP PLAN
                           (Full title of the Plan)




                             Mark E. Belmont, Esq.
              Vice President, General Counsel and Secretary
                           Kiewit Materials Company
                                Kiewit Plaza
                            Omaha, Nebraska 68131
                               (402) 536-3661
           (Name address and telephone number, including area code,
                             of agent for service)















                         Post-Effective Amendment No. 1


          Kiewit Materials Company, a Delaware corporation (the "Company"), is filing this Post-Effective Amendment No. 1 (this "Amendment") to its Registration Statement on Form S-8 (Registration No. 333-48070), filed with the Securities and Exchange Commission on October 17, 2000, to deregister 74,771 shares of common stock, par value $0.01 per share of the Company and $120,000 principal amount of 7.81% Series 2000D Convertible Debentures of the Company, which were registered for issuance under the Company's Employee Ownership Plan and not sold.
















































                                SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska on December 29, 2000.


                                             KIEWIT MATERIALS COMPANY

                                             By: /s/ Christopher J. Murphy
                                                 -------------------------
                                                 Christopher J. Murphy
                                                 President and Chief
                                                 Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name                               Title                            Date
----                               -----                            ----
/s/ Christopher J. Murphy
--------------------------    President, Chief Executive    December 29, 2000
Christopher J. Murphy         Officer and Director
                              (Principal Executive Order)

/s/ Donald E. Bowman
--------------------------    Vice President and Chief      December 29, 2000
Donald E. Bowman              Financial Officer
                              (Principal Executive Order)

/s/ Todd A. Freyer
--------------------------    Controller                    December 29, 2000
Todd A. Freyer                (Principally Accounting Officer)

/s/ Richard W. Colf
--------------------------    Director                      December 29, 2000
Richard W. Colf

/s/ Bruce E. Grewcock
--------------------------    Director                      December 29, 2000
Bruce E. Grewcock

/s/ William L. Grewcock
--------------------------    Director                      December 29, 2000
William L. Grewcock

/s/ Richard Geary
--------------------------    Director                      December 29, 2000
Richard Geary


Name                               Title                            Date
----                               -----                            ----

/s/ James Goodwin
--------------------------    Director                      December 29, 2000
James Goodwin

/s/ Walter Scott, Jr.
--------------------------    Director                      December 29, 2000
Walter Scott, Jr.

/s/ Kenneth E. Stinson
--------------------------    Chairman of the Board of      December 29, 2000
Kenneth E. Stinson            Directors